Exhibit 10.1

March 8, 2018

Delivered via Company Email

Mr. Patrick Lyons

Dear Patrick:

We are pleased to extend to you the offer of the following amendment (the “Amendment”) to your employment agreement, dated as of August 7, 2015, between Hudson Global, Inc. and you (the “Agreement”). The terms of the Amendment are as follows:

1.	The reference to “pro rata target bonus” in the first sentence of Section 5(c)(i) of the Agreement is deleted in its entirety and replaced with “target bonus.”

2.	Except as expressly set forth in this Amendment, the Agreement shall remain in full force and effect and this Amendment shall not otherwise modify or amend any of the terms or conditions contained in the Agreement.

Please acknowledge your acceptance of the terms outlined above in this Amendment by signing and dating this Amendment and returning it to me. You are welcome to call me with questions at 212-351-7400.

Sincerely,

/s/ Stephen A. Nolan

Stephen A. Nolan

Chief Executive Officer

Acknowledged and Agreed:

/s/ Patrick Lyons	March 9, 2018

Patrick Lyons	Date

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